UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2018

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Fourth Avenue, Suite 200 Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-600-2765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company       ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of that previously announced Securities Purchase Agreement, dated as of August 9, 2018, between the Company and each purchaser identified on the signature pages thereto (the “Purchasers”), the Board of Directors of TheMaven, Inc. (the “Company”) appointed Todd D. Sims, designated by the Purchasers, and John A. Fichthorn, designated by B. Riley FBR, Inc., as two new independent directors of the Company, to serve until the next annual meeting of the stockholders of the Company, which appointments became effective as of September 3, 2018.

Todd D. Sims has served as a member of the Board of Directors of B. Riley Financial, Inc. since October 2016. Since March 2010, Mr. Sims has served as Senior Vice President of Digital Strategy of Anschutz Entertainment Group, Inc., one of the leading sports and entertainment presenters in the world, overseeing business and corporate development for its ticketing business, AXS. Prior to that, Mr. Sims spent more than 15 years building Internet businesses. In the mid 1990’s, Mr. Sims served as ESPN’s executive producer of NFL.com, NBA.com and NASCAR Online. Mr. Simms also served on the management team of eCompanies, LLC, an incubator which has incubated a number of companies including Jamdat Mobile Inc. (acquired by Electronic Arts Inc.), Business.com Inc. (acquired by R.H. Donnelley Corp.) and Boingo Wireless, Inc. Mr. Sims serves as an advisor to the L.A. Dodgers Tech Accelerator and is a guest lecturer at the University of Southern California’s Marshall School of Business. Mr. Sims’ digital experience provides an important resource to the Company’s Board of Directors.

John A. Fichthorne has served since April 2017 as Head of Alternative Investments for B. Riley Capital Management, LLC, which is an SEC-registered investment adviser and wholly-owned subsidiary of B. Riley Financial, Inc. Prior to that, Mr. Fichthorne was a Co-Founder of Dialectic Capital Management, LLC, an investment management firm, and has been a portfolio manager of the firm since 2003. Mr. Fichthorn has significant experience in accounting and financial matters, the unique perspective of representing the interests of a major stockholder, and experience serving on other public company boards. Mr. Fichthorne served as a Director of California Micro Devices from September 2009 until its sale in February 2010. From 2000 to 2003, Mr. Fichthorne was employed by Maverick Capital, most recently as Managing Director of the technology group. From 1999 to 2000, Mr. Fichthorne was an analyst at Alliance Capital working across multiple hedge fund products and as a member of the technology team. From 1997 to 1999, Mr. Fichthorne was an Analyst at Quilcap Corporation, a short-biased hedge fund where he covered all sectors, with a focus on technology. Mr. Fichthorne has been a Director of Health Insurance Innovations, Inc. since December 2017. From 1995 to 1997, Mr. Fichthorne worked at Ganek & Orwicz Partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: September 7, 2018	By:	/s/ Josh Jacobs
Name: Josh Jacobs Title: President